Exhibit 99.1

News Release

Nextel Partners, Inc.
4500 Carillon Point
Kirkland, WA 98033
(425) 576-3600

Contacts:

Investors:  Alice Kang Ryder  (425) 576-3696

Media:  Susan Johnston (425) 576-3617

Nextel Partners Reports Record Results in Second Quarter 2004

-   $89.4 Million Adjusted EBITDA for 29% Service Revenue Margin   -

-   Free Cash Flow Increases to $29.0 Million   -

-   $43.0 Million Net Cash from Operating Activities   -

-   92,000 Net Subscriber Additions; 1.4 Million Ending Subscribers for 34% Year-Over-Year Growth   -

-   38% Year-Over-Year Growth in Service Revenues to $312.2 Million   -

-   Pro Forma Net Income, Adjusted for Debt Retirement and Deferred Taxes, of $23.0 Million or $0.09 per Share   -

-   Net Loss of $19.4 Million or $0.07 per Share   -

-   $2 Year-over-Year Increase in ARPU to $68   -

-   Raises Guidance    -

KIRKLAND, Wash. – July 28, 2004 – Nextel Partners, Inc. (NASDAQ: NXTP) today reported strong financial and operating results for the second quarter of 2004 including Adjusted EBITDA of $89.4 million, which represents 29% service revenue margin and a 157% increase over the second quarter of 2003. Free cash flow for the second quarter of 2004 was $29.0 million, a $52.5 million increase over $23.5 million negative free cash flow in the prior year’s second quarter, while net cash from operating activities in the second quarter of 2004 was $43.0 million, a $59.4 million increase over the prior year’s second quarter. Service revenues grew 38% over the prior year’s second quarter to $312.2 million in the second quarter of 2004 and Partners added 92,000 subscribers to end the period with 1,414,000 digital subscribers, representing 34% subscriber growth over the past year.

Net loss attributable to common stockholders in the second quarter was $19.4 million or $0.07 per share.  Second quarter net loss includes an expense of $53.4 million or $0.20 per share from the early retirement of debt which is partially offset by a deferred tax benefit of $8.6 million or $0.03 per share.  After excluding the loss on early retirement of debt and reflecting a deferred tax provision of $2.4 million or $0.01 per share on adjusted net income from continuing operations, pro forma second quarter net income was $23.0 million or $0.09 per share.

“During the first half of the year, Partners has continued to outpace the growth of the industry while also increasing profitability,” said John Chapple, Partners’ Chairman, CEO and President.  “Our differentiated product and focus on serving the most valuable customers in the industry position us well to build on this trend as we strive to enhance long term shareholder value through increased free cash flow and earnings.”

Average monthly revenue per subscriber unit, or ARPU, increased $2 over the prior year’s second quarter to approximately $68 in the second quarter of 2004 — remaining among the highest in the wireless industry.  Inclusive of roaming revenues, ARPU was approximately $77 for the period.  Average monthly churn rate improved to 1.4% in the second quarter to match the company’s historic best and maintain Partners’ industry-leading position in this metric.

“Nextel Partners continued to deliver on all fronts in the second quarter with our strong operating results, industry-leading lifetime revenue per subscriber (LRS) and expanding margins and profitability,” said Barry Rowan, Partners’ Chief Financial Officer.  “The continued improvement in both ARPU and churn relative to prior year periods resulting in LRS of $4,857 in the second quarter, which was the highest in the industry, speaks to Partners’ success in acquiring and retaining the most valuable customers in the industry.  Our robust subscriber and revenue growth in a competitive environment demonstrate the quality and value of our differentiated product offering.  As a result, we continue to benefit from increased scaling of our operations as evidenced by expanding margins and cash flows.”

During the second quarter, Partners accepted for repurchase $355.8 million principal amount at maturity of its 11% Senior Notes due 2008 through a cash tender offer.  In conjunction with the transaction, Partners refinanced its existing $375 million term loan and increased its credit facility by $325 million, and also issued $25 million of 8.125% Senior Notes due 2011.  The combination of the debt repurchase and refinancing transactions is expected to generate over $20 million of annualized cash interest savings during the first year.  In conjunction with this refinancing, Partners’ debt was also upgraded by Standard & Poors.

Second quarter 2004 net capital expenditures, which exclude capitalized interest, were $33.0 million.  During the period, Partners built 86 cell sites, bringing the total number of sites in its network to approximately 3,736 at quarter-end.

Revised 2004 Guidance

Nextel Partners’ 2004 guidance is forward-looking and is based upon management’s current beliefs as well as a number of assumptions concerning future events and as such, should be taken in the context of the risks and uncertainties outlined in the Securities and Exchange Commission filings of Nextel Partners, Inc.  Nextel Partners’ current outlook for 2004 results is as follows:

•                    Net subscriber additions of at least 355,000 — up from 340,000*

•                    Churn at or below 1.6% — lowered from 1.7%*

•                    Industry-leading ARPU in the mid- to high-$60’s — unchanged

•                    Service revenue of $1.25 billion — up from $1.2 billion*

•                    Adjusted EBITDA of $340 million — up from $325 million*

•                    Net capital expenditures of approximately $165 million — unchanged

•                    At least 450 additional cell sites on-air — up from 400*

* as compared to 2004 guidance previously provided in Nextel Partners’ first quarter 2004 earnings call on April 28, 2004

Non-GAAP Financial Measures

The information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as other financial measures that may be considered non-GAAP financial measures, including Adjusted EBITDA, service revenue margin, free cash flow, pro forma net income (loss) adjusted for the loss on early retirement of debt and deferred taxes, pro forma income (loss) attributable to common stockholders adjusted for the loss on early retirement of debt and deferred taxes, ARPU, LRS and net capital expenditures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. As described more fully in the notes to the attached financial tables, management believes these non-GAAP measures provide meaningful additional information about our performance and our ability to service our long-term debt and other fixed obligations and to fund our continued growth. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. In addition, to view these and other reconciliations and information about how to access the conference call discussing Nextel Partners’ second quarter results, visit the ‘Investor Relations’ tab at www.nextelpartners.com.

Second Quarter 2004 Results Conference Call — Wednesday, July 28, 2004

Nextel Partners will be hosting its second quarter 2004 conference call on Wednesday, July 28, 2004 at 11:00 AM EDT.  The call-in number is 1-888-540-9242 or 1-484-630-1056.  The passcode is PARTNER. Instant replay of the call will be available until Friday, August 20, 2004 by calling 1-888-568-0908 or 1-402-998-1584.  The conference call will also be available via a live webcast.  To listen to the live call, please go to http://www.nextelpartners.com at least fifteen minutes early to register, download, and install any necessary software.  For those who cannot listen to the live broadcast, it will be archived on the website following the call.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, including without limitation, matters related to Nextel Partners’ growth strategies and future financial and operating results.  The words “believe,” “expect,” “intend,” “estimate,” “assume” and

2

“anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking.  The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel Partners’ actual future experience involving any one or more of such matters and subject areas.  Nextel Partners has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from Nextel Partners’ current expectations regarding the relevant matter or subject area.  Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, competitive conditions, customer acceptance of our services, access to sufficient capital to meet operating and financing needs and those additional factors that are described from time to time in Nextel Partners’ reports filed with the SEC, including Nextel Partners’ annual report on Form 10-K for the year ended December 31, 2003 and its quarterly filings on Form 10-Q.  This press release speaks only as of its date, and Nextel Partners disclaims any duty to update the information herein.

Nextel Partners, Inc., (NASDAQ:  NXTP), based in Kirkland, Wash., has the exclusive rights to offer the same fully integrated, digital wireless communications services offered by Nextel Communications (Nextel) in mid-sized and rural markets in 31 states where approximately 53 million people reside.  Nextel Partners and Nextel together offer the largest guaranteed all-digital wireless network in the country serving 296 of the top 300 U.S. markets.  To learn more about Nextel Partners, visit www.nextelpartners.com.

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NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except for per share amounts)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2003	2004	2003
REVENUES:
Service revenues (1)	$312,232	$226,507	$599,494	$427,049
Equipment revenues (1)	20,167	7,762	39,036	15,029
Total revenues	332,399	234,269	638,530	442,078
OPERATING EXPENSES:
Cost of service revenues	86,960	77,492	170,291	149,073
Cost of equipment revenues (1)	38,276	23,333	73,582	44,935
Selling, general and administrative	117,808	98,734	231,230	187,369
ADJUSTED EBITDA (2)	89,355	34,710	163,427	60,701
Stock based compensation	337	218	554	481
Depreciation and amortization	36,630	33,488	73,199	65,994
INCOME (LOSS) FROM OPERATIONS	52,388	1,004	89,674	(5,774)
Interest expense, net	(27,296)	(39,104)	(58,248)	(79,397)
Interest income	302	481	979	1,282
Loss on early retirement of debt	(53,413)	(68,082)	(54,971)	(68,127)
LOSS BEFORE DEFERRED INCOME TAX PROVISION	(28,019)	(105,701)	(22,566)	(152,016)
Deferred income tax benefit (provision)	8,634	(3,216)	7,835	(6,090)
NET LOSS (3)	(19,385)	(108,917)	(14,731)	(158,106)
Mandatorily redeemable preferred stock dividends (3)	—	(1,092)	—	(2,141)
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(19,385)	$(110,009)	$(14,731)	$(160,247)

Loss per share attributable to common stockholders, basic and diluted:	$(0.07)	$(0.44)	$(0.06)	$(0.64)

Weighted average number of shares outstanding, basic and diluted:	263,052	250,960	262,725	250,718

NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2004	December 31, 2003
Cash and cash equivalents	$138,180	$122,620
Short-term investments	84,212	146,191
Accounts receivable, net of allowance $16,077 and $14,873, respectively	171,072	150,219
Subscriber equipment inventory	34,922	24,007
Other current assets	19,191	19,006
Total current assets	447,577	462,043

Property, plant and equipment, net	1,011,544	1,025,096
FCC licenses, net of accumulated amortization of $8,744	374,064	371,898
Other long-term assets	21,708	30,273
Total assets	$1,854,893	$1,889,310

Current liabilities	$187,068	$185,425
Long-term debt	1,633,794	1,653,539
Other long-term liabilities	53,353	63,642
Total liabilities	1,874,215	1,902,606

Total stockholders’ equity (deficit)	(19,322)	(13,296)
Total liabilities and stockholders’ equity (deficit)	$1,854,893	$1,889,310

NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2003	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(19,385)	$(108,917)	$(14,731)	$(158,106)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	36,630	33,488	73,199	65,994
Loss on early retirement of debt	53,413	68,082	54,971	68,127
Other non-cash items in net loss	(8,226)	17,238	(7,085)	35,227
Change in current assets and liabilities	(19,394)	(26,212)	(25,508)	(31,901)
Net cash from operating activities	$43,038	$(16,321)	$80,846	$(20,659)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(32,651)	(19,557)	(64,318)	(84,824)
FCC licenses	(164)	(166)	(2,500)	(13,607)
Proceeds from sale and maturities of short-term investments, net	52,111	(50,934)	61,979	(7,888)
Net cash from investing activities	$19,296	$(70,657)	$(4,839)	$(106,319)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash from financing activities	$(49,946)	$131,223	$(60,447)	$131,884

NET INCREASE IN CASH AND CASH EQUIVALENTS	$12,388	$44,245	$15,560	$4,906

CASH AND CASH EQUIVALENTS, beginning of period	$125,792	$28,183	$122,620	$67,522

CASH AND CASH EQUIVALENTS, end of period	$138,180	$72,428	$138,180	$72,428

NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Other Data

(unaudited)

Digital units in service as of:

June 30, 2004	1,414,000
March 31, 2004	1,322,000
December 31, 2003	1,233,200
June 30, 2003	1,053,600

For the Three Months Ended June 30, 2004
(in thousands)

Net capital expenditures (excludes capitalized interest) (4)	$32,982

NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Supplemental Schedule

(Dollars in thousands, except ARPU, Lifetime Revenue per Subscriber and Per Share Data)

(unaudited)

(1) Impact of SEC Staff Accounting Bulletin (SAB) No. 101- Revenue Recognition and Emerging Issues Task Force (EITF) No. 00-21-Revenue Arrangements with Multiple Deliverables (EITF No. 00-21)

We adopted EITF No. 00-21, “Revenue Arrangements with Multiple Deliverables” beginning July 1, 2003 using the “prospective” method of adoption.  Under EITF No. 00-21, we are no longer required to consider whether a customer is able to realize utility from the phone in the absence of the undelivered service. Given that we meet the criteria stipulated in EITF No. 00-21, we account for the sale of a phone as a unit of accounting separate from the subsequent service to the customer.  Accordingly, we began recognizing revenue from phone equipment sales and the related cost of phone equipment revenues when title to the phone equipment passes to the customer beginning July 1, 2003.  In accordance with EITF No. 00-21, we also report activation fees as part of equipment revenues effective July 1, 2003.  Previously, in accordance with SAB No. 101, “Revenue Recognition in Financial Statements,” activation fees and handset revenues were deferred and recognized over three years, the estimated customer relationship period.  Concurrently, related costs for the handsets were deferred, but only to the extent of deferred revenues, resulting in no change to income (loss) from operations.  Since we adopted EITF No. 00-21 prospectively, all previously deferred activation fees, handset revenues and related costs for the handsets will continue to be amortized over their remaining customer relationship period.  The following is a summary of the revenues and cost of equipment revenues (handset costs) as reported and without the effect of SAB No. 101 and EITF No. 00-21.  (In December of 2003, the SEC staff issued SAB No. 104, “Revenue Recognition,” which updated SAB No. 101 to reflect the impact of the issuance of EITF No. 00-21.)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2003	2004	2003

Service revenues as reported	$312,232	$226,507	$599,494	$427,049
Activation fees deferred (SAB No.101)	—	1,688	—	3,319
Activation fees amortization (SAB No. 101)	(985)	(1,114)	(2,024)	(2,123)
Activation fees to equipment revenues (EITF No. 00-21)	2,955	—	5,136	—
Total service revenues without SAB No. 101 and EITF No. 00-21 effect	$314,202	$227,081	$602,606	$428,245

Equipment revenues as reported	$20,167	$7,762	$39,036	$15,029
Equipment revenues deferred (SAB No. 101)	—	9,919	—	19,947
Equipment revenues amortization (SAB No. 101)	(5,285)	(6,641)	(10,980)	(12,875)
Activation fees from service revenues (EITF No. 00-21)	(2,955)	—	(5,136)	—
Total equipment revenues without SAB No. 101 and EITF No. 00-21 effect	$11,927	$11,040	$22,920	$22,101

Cost of equipment revenues as reported	$38,276	$23,333	$73,582	$44,935
Equipment revenues deferred (SAB No. 101)	—	11,607	—	23,266
Equipment revenues amortization (EITF No. 00-21)	(6,270)	(7,755)	(13,004)	(14,998)
Total cost of equipment revenues without SAB No. 101 and EITF No. 00-21 effect	$32,006	$27,185	$60,578	$53,203

Income (loss) from operations as reported	$52,388	$1,004	$89,674	$(5,774)

Income (loss) from operations without SAB No. 101 and EITF No. 00-21 effect	$52,388	$1,004	$89,674	$(5,774)

(2) Adjusted EBITDA

The term “EBITDA” refers to a financial measure that is defined as earnings (loss) before interest, taxes, depreciation and amortization; we use the term “Adjusted EBITDA” to reflect that our financial measure also excludes cumulative effect of change in accounting principle, loss from disposal of assets, loss from early extinguishment of debt and stock-based compensation.  Adjusted EBITDA is commonly used to analyze companies on the basis of leverage and liquidity.  However, Adjusted EBITDA is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies.  Adjusted EBITDA should not be construed as a substitute for operating income or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP.  We have presented Adjusted EBITDA to provide additional information with respect to our ability to meet future debt service, capital expenditure and working capital requirements.  The following schedule reconciles Adjusted EBITDA to net cash from operating activities reported on our Consolidated Statements of Cash Flows, which we believe is the most directly comparable GAAP measure:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2003	2004	2003
Net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	$43,038	$(16,321)	$80,846	$(20,659)
Adjustments to reconcile to Adjusted EBITDA:
Cash paid interest expense, net of capitalized amount	27,277	29,774	70,051	51,359
Interest income	(302)	(481)	(979)	(1,282)
Change in working capital	19,342	21,738	13,509	31,283
Adjusted EBITDA	$89,355	$34,710	$163,427	$60,701

Guidance For the Year Ending December 31, 2004
Net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	$252,200 or higher/lower
Adjustments to reconcile to Adjusted EBITDA:
Cash paid interest expense, net of capitalized amount	104,000 or higher/lower
Interest income	(2,100) or higher/lower
Change in working capital	(14,100) or higher/lower
Adjusted EBITDA	$340,000 or higher

(3) Impact of Statement of Financial Accounting Standards (SFAS) Number 150-Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity

In May 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity.  It required that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer.  This statement was effective for all freestanding financial instruments entered into or modified after May 31, 2003; otherwise it was effective at the beginning of the first interim period beginning after June 15, 2003.  We identified that our mandatorily redeemable preferred stock was within the scope of this statement and effective July 1, 2003 reclassified it as long-term debt.  Additionally, the mandatorily redeemable preferred stock dividends were recorded as interest expense beginning on July 1, 2003.   We redeemed all of our outstanding Series B mandatorily redeemable preferred stock on November 21, 2003.  The following schedule shows the impact of SFAS No. 150 had it been effective in the prior period.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2003	2004	2003

Net loss	$(19,385)	$(108,917)	$(14,731)	$(158,106)
Add: mandatorily redeemable preferred stock dividends	—	(1,092)	—	(2,141)
Net loss including classification of preferred stock dividends as interest expense	$(19,385)	$(110,009)	$(14,731)	$(160,247)

Net loss per share including mandatorily redeemable preferred stock dividends, basic and diluted:	$(0.07)	$(0.44)	$(0.06)	$(0.64)

Weighted average number of common shares outstanding, basic and diluted:	263,052	250,960	262,725	250,718

(4) Net Capital Expenditures

Net capital expenditures exclude capitalized interest and are offset by net proceeds from the sale and lease-back transactions of telecommunication towers and related assets to third parties accounted for as operating leases.  Net capital expenditures as defined are not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies.  Net capital expenditures should not be construed as a substitute for capital expenditures reported on our Consolidated Statements of Cash Flows, which is determined in accordance with GAAP.  We report net capital expenditures in this manner because we believe it reflects the net cash used by us for capital expenditures and to satisfy the reporting requirements for our debt covenants.  The following schedule reconciles net capital expenditures to capital expenditures reported on our Consolidated Statements of Cash Flows, which we believe is the most directly comparable GAAP measure:

	For the Three Months Ended June 30, 2004	For the Six Months Ended June 30, 2004

Capital expenditures (as reported on Consolidated Statements of Cash Flows)	$32,651	$64,318
Less: cash paid portion of capitalized interest	(297)	(506)
Less: cash proceeds from sale and lease-back transactions accounted for as operating leases	(390)	(779)
Change in capital expenditures accrued or unpaid	1,018	(4,012)
Net capital expenditures	$32,982	$59,021

Guidance for the Year Ending December 31, 2004

Capital expenditures (as reported on Consolidated Statements of Cash Flows)	$163,000 or higher/lower
Less: cash paid portion of capitalized interest	(900) or higher/lower
Less: cash proceeds from sale and lease-back transactions accounted for as operating leases	(800) or higher/lower
Change in capital expenditures accrued or unpaid	3,700 or higher/lower
Net capital expenditures	$165,000 or lower

Other Non-GAAP Reconciliations:

Service Revenue Margin

The measure “service revenue margin” is a non-GAAP measure that is determined by dividing “Adjusted EBITDA” (see Note 2 above) by service revenue (as reported on our Consolidated Statements of Operations). Service revenue margin, as defined, is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies. We believe that service revenue margin is a useful indicator of our ability to fund future spending requirements, such as capital expenditures and other investments, and our ability to incur and service debt. The following schedule reflects the service revenue margin calculation and incorporates the Adjusted EBITDA reconciliation set forth in Note 2 above:

	For the Three Months Ended June 30, 2004	For the Six Months Ended June 30, 2004
Adjusted EBITDA (see Note 2 above)	$89,355	$163,427
Divided by: service revenues (as reported on Consolidated Statements of Operations)	312,232	599,494
Service revenue margin	29%	27%

Free Cash Flow (FCF)

We define free cash flow as net cash from operating activities less net capital expenditures, payments for FCC Licenses, cash paid portion of capitalized interest, and change in current assets and liabilities from the statement of cash flows.  Free cash flow is not a measurement determined under GAAP in the United States of America and may not be similar to free cash flow measures of other companies.  We believe that free cash flow provides useful information to investors, analysts and our management about the amount of cash our business is generating, after interest payments and reinvestments in the business, which may be used to fund scheduled debt maturities and other financing activities, including refinancings and early retirement of debt.  Free cash flow is most directly comparable to the GAAP measure of net cash from operating activities reported on our Consolidated Statements of Cash Flows.  The following schedule reconciles free cash flow to net cash from operating activities:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2003	2004	2003

Net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	$43,038	$(16,321)	$80,846	$(20,659)
Aggregate adjustments to reconcile net loss to net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	(62,423)	(92,596)	(95,577)	(137,447)
Net loss (as reported on Consolidated Statements of Operations)	$(19,385)	$(108,917)	$(14,731)	$(158,106)
Add: depreciation and amortization	36,630	33,488	73,199	65,994
Add: non-cash items in net loss	45,187	85,320	47,886	103,354
Less: net capital expenditures (See Note 4 above)	(32,982)	(32,913)	(59,021)	(88,666)
Less: cash paid portion of capitalized interest (See Note 4 above)	(297)	(355)	(506)	(676)
Less: FCC licenses	(164)	(166)	(2,500)	(13,607)
Free cash flow (negative)	$28,989	$(23,543)	$44,327	$(91,707)

ARPU - Average Revenue per Unit

ARPU is an industry term that measures total service revenues per month from our subscribers divided by the average number of subscribers in commercial service during the period.  ARPU, itself, is not a measurement determined under GAAP in the United States of America and may not be similar to ARPU measures of other companies; however, ARPU uses GAAP measures as the basis for calculation.  We believe that ARPU provides useful information concerning the appeal of our rate plans and service offering and our performance in attracting high value customers.  The following schedule reflects the ARPU calculation and provides a reconciliation of service revenues used for the ARPU calculation to service revenues reported on our Consolidated Statements of Operations, which we believe is the most directly comparable GAAP measure to the service revenues measure used for the ARPU calculation:

ARPU (without roaming revenues)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2003	2004	2003

Service revenues (as reported on Consolidated Statements of Operations)	$312,232	$226,507	$599,494	$427,049
Activation fees deferred (recognized) for SAB No. 101	(985)	574	(2,024)	1,196
Add: activation fees reclassified for EITF No. 00-21	2,955	—	5,136	—
Less: roaming revenues and other non-service revenues	(37,702)	(26,917)	(71,666)	(49,866)
Service revenues for ARPU	$276,500	$200,164	$530,940	$378,379

Average units (subscribers)	1,364	1,005	1,318	963

ARPU	$68	$66	$67	$65

	Guidance
	For the Year Ending
	December 31, 2004

Service revenues (as reported on Consolidated Statements of Operations)	$1,223,000 or higher
Activation fees deferred (recognized) for SAB No. 101
Add: activation fees reclassified for EITF No. 00-21
Less: roaming revenues and other non-service revenues	(133,000) or higher
Service revenues for ARPU	$1,090,000 or higher

Average units (subscribers)	1,398 or higher

ARPU	$65 or higher

ARPU (including roaming revenues)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2003	2004	2003

Service revenues (as reported on Consolidated Statements of Operations)	$312,232	$226,507	$599,494	$427,049
Activation fees deferred (recognized) for SAB No. 101	(985)	574	(2,024)	1,196
Add: activation fees reclassified for EITF No. 00-21	2,955	—	5,136	—
Less: other non-service revenues	(913)	—	(1,090)	—
Service plus roaming revenues for ARPU - three months	$313,289	$227,081	$601,516	$428,245

Average units (subscribers)	1,364	1,005	1,318	963

ARPU, including roaming revenues	$77	$75	$76	$74

Pro Forma Net Income (Loss) Adjusted for the Loss on Early Retirement of Debt and Deferred Taxes

Pro forma net income (loss) adjusted for the loss on early retirement of debt and deferred taxes is calculated using net loss (as reported on Consolidated Statements of Operations) and adding back the loss on early retirement of debt and adjusting for deferred income taxes.  We show this non-GAAP financial measure because we believe it provides useful information to investors, analysts and our management about our income (loss) adjusted for our voluntary out-of-the-ordinary-course debt retirement activities which may or may not recur.  Net income (loss) adjusted for the loss on early retirement of debt and deferred taxes is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies and should not be construed as a substitute for net loss, which is determined in accordance with GAAP.  The following schedule reconciles net income (loss) adjusted for the loss on early retirement of debt and deferred taxes to net loss reported on our Consolidated Statements of Operations, which we believe is the most directly comparable GAAP measure:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2003	2004	2003

Net loss (as reported on Consolidated Statements of Operations)	$(19,385)	$(108,917)	$(14,731)	$(158,106)
Add: loss on early retirement of debt (as reported on Consolidated Statements of Operations)	53,413	68,082	54,971	68,127
Less: deferred income tax benefit (as reported on Consolidated Statements of Operations)	(8,634)	—	(7,835)	—
Less: tax impact to pro forma net income (loss) adjusted for the loss on early retirement of debt and deferred income tax benefit	(2,438)	—	(3,237)	—
Pro forma net income (loss) adjusted for the loss on early retirement of debt and deferred taxes	$22,956	$(40,835)	$29,168	$(89,979)

Pro Forma Income (Loss) Attributable to Common Stockholders Adjusted for the Loss on Early Retirement of Debt and Deferred Taxes

Pro forma income (loss) attributable to common stockholders adjusted for the loss on early retirement of debt and deferred taxes is calculated using loss attributable to common stockholders (as reported on Consolidated Statements of Operations) and adding back the loss on early retirement of debt and adjusting for deferred income taxes.  We show this non-GAAP financial measure because we believe it provides useful information to investors, analysts and our management about our income (loss) attributable to common stockholders adjusted for our voluntary out-of-the-ordinary-course debt retirement activities which may or may not recur.  Pro forma income (loss) attributable to common stockholders adjusted for the loss on early retirement of debt and deferred taxes and pro forma income (loss) per share attributable to common stockholders adjusted for the loss on early retirement of debt and deferred taxes are not measures determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies and should not be construed as substitutes for loss attributable to common stockholders and loss per share attributable to common stockholders, which are determined in accordance with GAAP.  The following schedule reconciles pro forma income (loss) attributable to common stockholders adjusted for the loss on early retirement of debt and deferred taxes and pro forma income (loss) per share attributable to common stockholders adjusted for the loss on early retirement of debt and deferred taxes to the loss attributable to common stockholders and loss per share attributable to common stockholders, respectively, as reported on our Consolidated Statements of Operations, which we believe are the most directly comparable GAAP measures:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2003	2004	2003

Loss attributable to common stockholders (as reported on Consolidated Statements of Operations)	$(19,385)	$(110,009)	$(14,731)	$(160,247)
Add: loss on early retirement of debt (as reported on Consolidated Statement of Operations)	53,413	68,082	54,971	68,127
Less: deferred income tax benefit (as reported on Consolidated Statements of Operations)	(8,634)	—	(7,835)	—
Less: tax impact to pro forma income (loss) attributable to common stockholders excluding the loss on early retirement of debt	(2,438)	—	(3,237)	—
Pro forma income (loss) attributable to common stockholders adjusted for the loss on early retirement of debt and deferred taxes	$22,956	$(41,927)	$29,168	$(92,120)

Loss per share attributable to common stockholders, basic and diluted (as reported on Consolidated Statements of Operations)	$(0.07)	$(0.44)	$(0.06)	$(0.64)
Add: loss per share on early retirement of debt	$0.20	$0.27	$0.21	$0.27
Less: deferred income tax benefit per share	$(0.03)	$—	$(0.03)	$—
Less: tax impact to per share pro forma income (loss) attributable to common stockholders excluding the loss on early retirement of debt	$(0.01)	$—	$(0.01)	$—
Pro forma income (loss) per share attributable to common stockholders adjusted for loss on early retirement of debt and deferred taxes, basic	$0.09	$(0.17)	$0.11	$(0.37)

Weighted average number of common shares outstanding, basic	263,052	250,960	262,725	250,718

LRS – Lifetime revenue per subscriber

LRS is an industry term calculated by dividing ARPU (see above) by the subscriber churn rate.  The subscriber churn rate is an indicator of subscriber retention and represents the monthly percentage of the subscriber base that disconnects from service.  Subscriber churn is calculated by dividing the number of handsets disconnected from commercial service during the period by the average number of handsets in commercial service during the period.  LRS, itself, is not a measurement determined under GAAP in the United States of America and may not be similar to LRS measures of other companies; however, LRS uses GAAP measures as the basis for calculation.  We believe that LRS is an indicator of the expected lifetime revenue of our average subscriber, assuming that churn and ARPU remain constant as indicated.  We also believe that this measure, like ARPU, provides useful information concerning the appeal of our rate plans and service offering and our performance in attracting and retaining high value customers.  The following schedule reflects the LRS calculation:

	For the Three Months Ended June 30, 2004	For the Six Months Ended June 30, 2004
ARPU (without roaming revenues)	$68	$67
Divided by: Churn	1.4%	1.5%
Lifetime revenue per subscriber (LRS)	$4,857	$4,467